SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2013 (June 14, 2013)

Education Management Corporation

(Exact name of registrant as specified in its charter)

Pennsylvania	001-34466	25-1119571
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

210 Sixth Avenue, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (412) 562-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a−12 under the Exchange Act (17 CFR 240.14a−12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 14, 2013, Education Management LLC (the “Company”) and John M. Mazzoni, the President of The Art Institutes, agreed to terminate Mr. Mazzoni’s employment with the Company effective July 14, 2013 (the “Departure Date”). In consideration of Mr. Mazzoni’s (i) agreement to remain in the employment of the Company until the Departure Date and provide consulting services to the Company until December 31, 2013 and (ii) execution of a general release in favor of the Company and its affiliates and related parties pursuant to a Waiver and Release of Claims, the Company has agreed to pay Mr. Mazzoni the amounts he is entitled to receive upon a termination other than for Cause as defined in the employment agreement, dated December 7, 2006, between the Company and Mr. Mazzoni (the “Employment Agreement”) and a fiscal 2013 Management Incentive Compensation Plan (“MICP”) bonus at 100% of his target bonus, in addition to any amount that Mr. Mazzoni would have received under the fiscal 2013 MICP if executive officers of the Company receive payments for fiscal 2013 under the MICP.

The Employment Agreement is attached as Exhibit 10.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 13, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION MANAGEMENT CORPORATION

By:	/s/ Edward H. West
Name: Edward H. West
Title: President and Chief Executive Officer

Dated: June 20, 2013